                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                               FOUR TIMES SQUARE
                            NEW YORK, NY 10036-6522

                                    --------

                                 (212) 735-3000

                                February 23, 2006

BlackRock Long-Term Municipal Advantage Trust
100 Bellevue Parkway
Wilmington, Delaware 19809

              Re:      BlackRock Long-Term Municipal Advantage Trust
                       Registration Statement on Form N-2
                       ---------------------------------------------

Ladies and Gentlemen:

                  We have acted as special counsel to BlackRock Long-Term
Municipal Advantage Trust, a statutory trust created under the Delaware
Statutory Trust Act (the "Trust"), in connection with the issuance and sale by the Trust of up to 15,000,000 shares (including shares subject to an over-allotment option) of the Trust's common shares of beneficial interest, par value $.001 per share (the "Common Shares").

                  This opinion is being furnished in accordance with the
requirements of Exhibit L of the Form N-2 Registration Statement under the
Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company
Act of 1940, as amended (the "1940 Act").

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the
Notification of Registration of the Trust as an investment company under the
1940 Act on Form N-8A, dated November 17, 2005, as filed with the Securities and
Exchange Commission (the "Commission") on November 17, 2005, (ii) the
Registration Statement of

BlackRock Long-Term Municipal Advantage Trust
February 23, 2006

the Trust on Form N-2 (File Nos. 333-129767 and 811-21835), as filed with the
Commission on November 17, 2005, and as amended by Pre-Effective Amendment No. 1 thereto on December 28, 2005, Pre-Effective Amendment No. 2 thereto on January
18, 2006, Pre-Effective Amendment No. 3 thereto on February 17, 2006 and
Pre-Effective Amendment No. 4 thereto on the date hereof under the 1933 Act and the 1940 Act (such Registration Statement, as so amended and proposed to be amended, being hereinafter referred to as the "Registration Statement"); (iii)
the form of the Purchase Agreement (the "Purchase Agreement") proposed to be entered into among the Trust, as issuer, BlackRock Advisors, Inc., as investment adviser to the Trust, BlackRock Financial Management, Inc., as investment sub-adviser to the Trust, and Merrill Lynch, Pierce, Fenner & Smith
Incorporated, as representative of the several underwriters named therein (the
"Underwriters"), filed as an exhibit to the Registration Statement; (iv) a specimen certificate representing the Common Shares; (v) the Certificate of
Amendment to the Certificate of Trust of the Trust, as filed with the Secretary of State of the State of Delaware on November 22, 2005; (vi) the Amended and
Restated Agreement and Declaration of Trust of the Trust, dated as of November
22, 2005 and as currently in effect (the "Agreement and Declaration of Trust");
(vii) the Amended and Restated By-Laws of the Trust, as currently in effect; and
(viii) certain resolutions adopted by the Board of Trustees of the Trust relating to the issuance and sale of the Common Shares and related matters. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates of public officials, certificates of officers or other representatives of the Trust and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents, we have assumed that the parties thereto, other than the Trust, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof

BlackRock Long-Term Municipal Advantage Trust
February 23, 2006

on such parties. We also have assumed that the Purchase Agreement will be executed and delivered in substantially the form reviewed by us and that the share certificates representing the Common Shares will conform to the specimen examined by us and will have been signed manually or by facsimile by an authorized officer of the transfer agent and registrar for the Common Shares and registered by such transfer agent and registrar. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Trust and others.

                  Members of our firm are admitted to the bar in the State of
Delaware and we do not express any opinion as to any laws other than the
Delaware Statutory Trust Act.

                  Based upon and subject to the foregoing, we are of the opinion that, when (i) the Registration Statement becomes effective under the 1933 Act and the 1940 Act; (ii) the Purchase Agreement has been duly executed and delivered; and (iii) certificates representing the Common Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Shares and registered by such transfer agent and registrar, and have been delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Shares as contemplated by the Purchase Agreement, the issuance and sale of the Common Shares will have been duly authorized, and the
Common Shares will be validly issued, fully paid and nonassessable.

BlackRock Long-Term Municipal Advantage Trust
February 23, 2006

                  We hereby consent to the filing of this opinion with the
Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Opinions" in the Registration
Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the 1933
Act or the rules and regulations of the Commission.

                        Very truly yours,

                        /s/ Skadden, Arps, Slate, Meagher & Flom LLP